Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated October 26, 2020, relating to the financial statements of Factor Systems, Inc. (d/b/a Billtrust), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey

October 26, 2020